Exhibit 99.1

Pareteum Announces Second-Quarter 2019 Financial Results

Q2 Revenue of $34 Million Drives Growth of 469% Year-over-Year

Q2 Adjusted EBITDA of $6.1 Million

Net Dollar-Based Expansion Rate of 151% Year-over-Year

Increases Full-Year Revenue Guidance – Projecting 270-301% Year-over-Year Revenue Growth

New York, NY – August 6, 2019 – Pareteum Corporation (Nasdaq: TEUM), a rapidly growing cloud communications platform company, today announced operating and financial results for the second quarter ended June 30, 2019.

“Pareteum achieved several significant milestones in the second quarter: We grew revenue 48% from the previous quarter, delivered EBITDA positive results two full quarters ahead of analyst expectations and our annualized revenue run rate eclipsed $136 million,” commented Pareteum’s Founder, Chairman & CEO Hal Turner. “We are in the early innings of a remarkable growth story. We have added numerous customers to our platform in 2019, and these customers, as well as those in our deployment pipeline, will be the drivers of our continued growth. We are only at the beginning of our mission to connect every person and every(thing)™”.

SECOND-QUARTER 2019 FINANCIAL RESULTS YEAR-OVER-YEAR:

•	Total revenue increased 469% to $34.1 million

•	Income from Operations totaled $159,000

•	EBITDA increased 466% to $3.4 million

•	Adjusted EBITDA increased 369% to $6.1 million

•	Non-GAAP EPS of $0.03 (Non-GAAP EPS of $0.05 for the 6 months ending June 30, 2019)

•	Net Dollar-based expansion rate represented 151% growth

•	Increase in total assets from $33.1 million at June 30, 2018 to $246.9 million at June 30, 2019

	Sequential Quarterly Key Metrics
($000's)	Q2 2019		Q1 2019		Q4 2018		Q3 2018		Q2 2018
REVENUE	34,148		23,040		14,312		8,008		6,003

YEAR-OVER-YEAR REVENUE GROWTH	28,145	469%	18,927	460%	10,297	256%	4,509	129%	2,764	85%

GROSS MARGIN	18,812	55%	12,972	56%	9,085	63%	5,879	73%	4,223	70%

ADJUSTED EBITDA	6,081		5,156		2,339		1,782		1,297

EBITDA	3,384		(2,485)		(3,093)		(5,851)		597
CONNECTIONS	13,030		12,012		4,609		2,903		2,714

KEY SECOND-QUARTER OPERATIONAL METRICS:

•	Connections increased 380% to 13,030,000 for the second quarter of 2019, and grew 108.5% sequentially for the first half of 2019

•	Second-quarter average annualized revenue per employee of $583,000, an increase of 55% year-over-year

RECENT BUSINESS HIGHLIGHTS:

•	In June, Pareteum Announced the Commercial Launch of Pareteum Experience Cloud™. A single source for the creation, delivery and rapid scaling of a multitude of API-driven communications experiences, the Pareteum Experience Cloud brings to market an unrivalled combination of service breadth, management control, and geographic reach

•	In May, Pareteum was announced to join the Russell 3000 Index at the conclusion of the Russell U.S. Indexes annual reconstitution

2019 FULL-YEAR GUIDANCE:

We expect revenue to be between $120 million and $130 million for the full year of 2019, an increase from the previous forecast of between $115 million and $125 million. Adjusted EBITDA and Cash Flow, net of restructuring and acquisition costs, will be positive for the year.

We expect 2019 revenue growth in the range of 270% to 301% year-over-year, outpacing the market growth rate by fivefold, and to be updated quarterly.

CONFERENCE CALL INFORMATION:

Date: August 6, 2019

Time: 4:30 PM EDT

Conference ID: 2627933

Domestic Dial-in Number: 1-800-239-9838

International Dial-in Number: 1-323-794-2551

Belgium Toll Free: 0800 58228

Netherlands Toll Free: 0800 023 1436

U.K. Toll Free: 0800 358 6377

Live webcast: http://public.viavid.com/index.php?id=135110

A replay of the call will be available approximately one hour after the end of the call through May 6, 2020, and can be accessed at: http://public.viavid.com/index.php?id=135110

About Pareteum Corporation:

Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data, media and content enablement to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers Pareteum envisions a new mobile communications experience imagining what will be, and delivering now. Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, India, Indonesia, Germany, Belgium, United Kingdom, Russia, and the Netherlands. For more information please visit: www.pareteum.com.

36-Month Revenue Under Contract Definition:

36-Month Revenue Under Contract (36MRUC), is a Non-GAAP financial measure. It is measured on a forward-looking 36-month snapshot view, monthly, and is generated by the Company’s Communications Services Providers,

Enterprises, and IoT customers who use communication as a service platform products and services from the company’s portfolio. The Pareteum multi-year Software-as-a-Service agreements include service establishment and implementation fees, guaranteed minimum monthly recurring fees, as well as contractually scheduled subscribers (connections), in some cases including subscriber (connections) usage, during the term of the agreement, and, their resulting monthly recurring contractual revenue. There can be no assurances that we reach the total revenue under contract. Timing of revenue recognition may vary from actual results.

Discussion of Non-GAAP Financial Measures:

Pareteum’s management believes that the non-GAAP measures of (1) “EBITDA” (2) “Adjusted EBITDA” (3) “Non-GAAP EPS (4) Cash from operating activities excluding expenditures from restructuring and acquisitions and (4) Revenue Under Contract enhance an investor’s understanding of Pareteum’s financial and operating performance by presenting (i) a focus on core operating performance and (ii) comparable financial results over various periods. Pareteum ‘s management uses these financial measures for strategic decision making, forecasting future financial results and operating performance. The presentation of non-GAAP (“Generally Accepted Accounting Principles”) financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA Definition:

“EBITDA” is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is a non-GAAP measure defined by Pareteum as “EBITDA” excluding stock-based compensation, stock-based compensation taxes, restructuring costs, acquisition costs, nonrecurring expenditures and certain software and non-cash adjustments made during the 2016 restructuring that are not applicable in 2018 and 2019.

Non-GAAP Earnings and EPS Definition:

“Non-GAAP Earnings and EPS” is a non-GAAP measure defined as earnings per share excluding stock-based compensation, restructuring and acquisition costs, amortization of intangible assets and other nonrecurring expenditures in 2018 and 2019.

Net Dollar-Based Expansion Rate Definition

“Net Dollar-Based Expansion Rate” is measured for a particular quarter period by first identifying the cohort of customers, or Base Customers, that were live and in service on the first day of the given quarter. We then calculate our net dollar expansion rate by dividing the revenue we recognized for this cohort of customers in the reporting period to the revenue we recognized for the same group of customers in the same quarter in the prior year, expressed as a percentage of the revenue we recognized for the cohort in the prior year comparative period. A customer will not be considered a Base Customer unless such customer has been live and in service in both comparable periods.

Cash from operating activities excluding expenditures from restructuring and acquisitions:

Cash from operating activities excluding expenditures from restructuring and acquisitions is a Non-GAAP measure defined as cash flows from operating activities as adjusted for adjustments to deferred revenues, net billings in excess of revenues, restructuring costs primarily from prior periods and acquisition costs.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Media Inquiries:
Press@pareteum.com

Pareteum Investor Relations Contacts:
Ted O’Donnell
Chief Financial Officer
+1 646 810 2182
InvestorRelations@pareteum.com

Michael Bloom
Investor Relations
+1 650 232 4341
michael.bloom@pareteum.com

Allise Furlani
The Blueshirt Group
allise@blueshirtgroup.com

Carrie Howes
Rayleigh Capital
+1 650 232 4238
carrie@rayleighcapital.com